Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3/A) and related Prospectus of Cyren Ltd. for the registration of Ordinary Shares and to the incorporation by reference therein of our report dated March 24, 2022, with respect to the consolidated financial statements of Cyren Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER	Tel-Aviv, Israel
A Member of Ernst & Young Global	March 24, 2022